[L.P. MARTIN & COMPANY LETTERHEAD]
                              PHONE (804) 346-2626
                              FAX: (804) 346-9311




                        Consent of Independent Auditors'







The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


        We consent to the use of our report dated August 6, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Gables Apartments for the twelve month period ended May 31, 1998, for inclusion in a filing by Cornerstone Realty Income Trust, Inc. on Form 8-K and for incorporation by reference into the following registration statements of Cornerstone Realty Income Trust, Inc.



  Registration Statement Number                        Description



        333-24871                       Form S-8, pertaining to the Company's
                                        1992 Non-Employee Directors Stock Option
                                        Plan, Special Non-Employee Directors
                                        Stock Option Plan, and Non-Employee
                                        Directors  Fees Plan


        333-24875                       Form S-8, pertaining to the Company's
                                        1992 Incentive Plan



        333-34441                       Form S-3,  Shelf Registration Statement,
                                        pertaining to the registration of $200
                                        million of Common Stock, Preferred Stock and Debt Securities



        333-19187                       Form S-3, pertaining to the Company's
                                        Dividend Reinvestment and Share Purchase
                                        Plan


                                                /s/ L.P. Martin & Co., P.C.


Richmond, Virginia
August 13, 1998